Exhibit 99.1

Investor Contacts: John O’Connor ir@bauschhealth.com (908) 541-2973	Media Contact: Kevin Wiggins coporate.communications@bauschhealth.com (908) 541-3785

Mark Maico ir@bauschhealth.com (908) 541-2102 (877) 281-6642 (toll free)

Bausch Health’s Bausch + Lomb Announces Launch of Proposed Financing for Acquisition of XIIDRA®

LAVAL, Quebec, September 11, 2023 – Bausch + Lomb Corporation (“Bausch + Lomb”) (NYSE/TSX: BLCO), a subsidiary of Bausch Health Companies Inc. (the “Company”) (NYSE/TSX: BHC), announced today that, in connection with the financing of its pending acquisition (the “Acquisition”) of XIIDRA® and certain other ophthalmology assets, Bausch + Lomb Escrow Corp. (the “Escrow Issuer”), a wholly owned subsidiary of Bausch + Lomb, launched an offering of $1.4 billion aggregate principal amount of new senior secured notes due 2028 (the “Notes”) and that Bausch + Lomb is seeking to enter into an incremental term loan facility (“Term Loan Facility”), which will be secured on a pari passu basis with Bausch + Lomb’s existing term loan facility and will either be in the form of an incremental amendment to Bausch + Lomb’s existing term loan facility or a separate credit agreement. Bausch + Lomb is expected to borrow $500 million of new term B loans (the “New Term B Loans”) under the Term Loan Facility upon the closing of the Acquisition.

The net proceeds of the New Term B Loans and the offering of the Notes are expected to fund the Acquisition, to pay fees and expenses related to the Acquisition, the borrowings of the New Term B Loans and the offering of the Notes and for general corporate purposes, including the repayment of existing debt.

Closing of the Term Loan Facility will be conditioned upon completion of the Acquisition and will occur concurrently with the closing of the Acquisition. Closing of the Notes offering will not be conditioned upon completion of the Acquisition, but if the Acquisition does not occur on or prior to September 30, 2024, the Escrow Issuer will be required to redeem the Notes at such time at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest.

The foregoing transactions are subject to market and other conditions. There can be no assurance that Bausch + Lomb will be able to successfully complete the transactions, on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Company has filed a Current Report on Form 8-K in connection with the above, a copy of which is also available on its SEDAR+ (www.sedarplus.ca) profile. This news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This news release may contain forward-looking statements about the future performance of Bausch Health, including statements relating to Bausch + Lomb’s proposed financing and the closing of the Acquisition, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual report on Form 10-K and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, such risks and uncertainties include, but are not limited to, the following: uncertainties relating to the timing of the consummation of the Acquisition; the possibility that any or all of the conditions to the consummation of the Acquisition may not be satisfied or waived; the effect of the announcement or pendency of the Acquisition on Bausch + Lomb’s ability to maintain relationships with customers, suppliers, and other business partners; the impact of the Acquisition if consummated on Bausch + Lomb’s business, financial position and results of operations; risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations; Bausch + Lomb’s ability to finance the transaction as anticipated and risks relating to increased levels of debt as a result of debt expected to be incurred to finance such transaction, such as the Notes and the New Term B Loans; and risks that Bausch + Lomb may not realize the expected benefits of that transaction on a timely basis or at all. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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